KEYCORP REPORTS FOURTH QUARTER 2022 NET INCOME OF $356 MILLION,
OR $.38 PER DILUTED COMMON SHARE
Results reflect provision for credit losses of $265 million, which exceeded net charge-offs by $224 million, or $.20 per share

Loan and deposit growth across commercial and consumer businesses

Solid credit quality with net charge-offs to average loans of 14 basis points

Annual positive operating leverage for the ninth time in the last ten years

    CLEVELAND, January 19, 2023 - KeyCorp (NYSE: KEY) today announced net income from continuing operations attributable to Key common shareholders of $356 million, or $.38 per diluted common share for the fourth quarter of 2022. This compared to $513 million, or $.55 per diluted common share, for the third quarter of 2022 and $601 million, or $.64 per diluted common share, for the fourth quarter of 2021.

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Selected Financial Highlights

Dollars in millions, except per share data				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Income (loss) from continuing operations attributable to Key common shareholders	$356	$513	$601	(30.6)%	(40.8)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.38	.55	.64	(30.9)	(40.6)
Return on average tangible common equity from continuing operations (a)	18.07%	21.19%	18.69%	N/A	N/A
Return on average total assets from continuing operations	.83	1.14	1.34	N/A	N/A
Common Equity Tier 1 ratio (b)	9.1	9.1	9.5	N/A	N/A
Book value at period end	$11.79	$11.62	$16.76	1.5	(29.7)
Net interest margin (TE) from continuing operations	2.73%	2.74%	2.44%	N/A	N/A

(a)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Return on average tangible common equity from continuing operations.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(b)December 31, 2022 ratio is estimated.
TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

Dollars in millions				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Net interest income (TE)	$1,227	$1,203	$1,038	2.0%	18.2%
Noninterest income	671	683	909	(1.8)	(26.2)
Total revenue	$1,898	$1,886	$1,947	.6%	(2.5)%

TE = Taxable Equivalent
Taxable-equivalent net interest income was $1.2 billion for the fourth quarter of 2022 and the net interest margin was 2.73%. Compared to the fourth quarter of 2021, net interest income increased $189 million and the net interest margin increased by 29 basis points. Net interest income and net interest margin benefited from higher earning asset balances and higher interest rates. Net interest income and the net interest margin were negatively impacted by higher interest-bearing deposit costs and lower loan fees from the Paycheck Protection Program ("PPP").

Compared to the third quarter of 2022, taxable-equivalent net interest income increased by $24 million, while the net interest margin decreased by one basis point. Both net interest income and the net interest margin reflect the impact of strong loan growth and higher interest rates, offset by higher interest-bearing deposit costs, and a shift in funding mix.

Noninterest Income

Dollars in millions				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Trust and investment services income	$126	$127	$135	(.8)%	(6.7)%
Investment banking and debt placement fees	172	154	323	11.7	(46.7)
Service charges on deposit accounts	71	92	90	(22.8)	(21.1)
Operating lease income and other leasing gains	24	19	37	26.3	(35.1)
Corporate services income	89	96	76	(7.3)	17.1
Cards and payments income	85	91	86	(6.6)	(1.2)
Corporate-owned life insurance income	33	33	34	—	(2.9)
Consumer mortgage income	9	14	25	(35.7)	(64.0)
Commercial mortgage servicing fees	42	44	48	(4.5)	(12.5)
Other income	20	13	55	53.8	(63.6)
Total noninterest income	$671	$683	$909	(1.8)%	(26.2)%

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

    Compared to the fourth quarter of 2021, noninterest income decreased by $238 million. The decrease was largely driven by investment banking and debt placement fees, down $151 million, reflecting a slowdown in capital markets activity. Other income decreased $35 million as a result of market-related gains in the year-ago period. Service charges on deposit accounts decreased $19 million, primarily reflecting a planned reduction in overdraft and non sufficient funds fees. The decline also reflected lower account analysis fees related to the interest rate environment. Additionally, consumer mortgage income decreased $16 million, reflecting lower saleable volume and gain on sale margins, while operating lease income decreased $13 million, reflecting a continued decline in operating lease balances. Trust and investment services income decreased $9 million, primarily reflecting the decline in the equity markets. Partially offsetting the decrease was an increase in corporate services income of $13 million, primarily reflecting higher derivatives income.

Compared to the third quarter of 2022, noninterest income decreased by $12 million. The decline was driven partly by service charges on deposit accounts, which decreased $21 million, primarily reflecting a planned reduction in overdraft and non sufficient funds fees. It was also driven by corporate services income, which decreased $7 million, primarily reflecting a valuation adjustment benefit in the prior quarter. Partially offsetting the decline was an increase in investment banking and debt placement fees of $18 million due to seasonality.

Noninterest Expense

Dollars in millions				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Personnel expense	$674	$655	$674	2.9%	—%
Nonpersonnel expense	482	451	496	6.9	(2.8)
Total noninterest expense	$1,156	$1,106	$1,170	4.5%	(1.2)%

    Key’s noninterest expense was $1.2 billion for the fourth quarter of 2022, a decrease of $14 million from the year-ago period. The decline was driven by a decrease of $14 million in nonpersonnel expense reflecting lower professional fees and operating lease expenses, down $10 million and $9 million, respectively. Personnel expense remained flat compared to the year-ago period, reflecting higher salaries and employee benefits, offset by lower incentive and stock based compensation.

    Compared to the third quarter of 2022, noninterest expense increased $50 million. The increase was primarily driven by nonpersonnel expense, which increased $31 million, reflecting a $17 million increase in other expense related primarily to a pension settlement charge and a $13 million increase in professional fees. Personnel expense was also up $19 million, reflecting lower deferred costs from slower loan originations.

BALANCE SHEET HIGHLIGHTS

Average Loans

Dollars in millions				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Commercial and industrial (a)	$58,212	$56,151	$49,510	3.7%	17.6%
Other commercial loans	22,720	22,200	19,743	2.3	15.1
Total consumer loans	36,770	36,067	30,144	1.9	22.0
Total loans	$117,702	$114,418	$99,397	2.9%	18.4%

(a)Commercial and industrial average loan balances include $171 million, $162 million, and $141 million of assets from commercial credit cards at December 31, 2022, September 30, 2022, and December 31, 2021, respectively.

Average loans were $117.7 billion for the fourth quarter of 2022, an increase of $18.3 billion compared to the fourth quarter of 2021. Commercial loans increased by $11.7 billion, reflecting core commercial and industrial loan growth and an increase in commercial mortgage real estate loans, which mitigated the impact of a $2.2 billion decline in PPP balances. Consumer loans increased $6.6 billion, largely driven by Key's consumer mortgage business and student loan originations from Laurel Road.

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Compared to the third quarter of 2022, average loans increased by $3.3 billion. Commercial loans increased $2.6 billion, reflecting growth in commercial and industrial loans and commercial mortgage real estate loans. Consumer loans increased $703 million, driven by Key's consumer mortgage business.

Average Deposits

Dollars in millions				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Non-time deposits	$139,558	$140,169	$146,979	(.4)%	(5.0)%
Certificates of deposit ($100,000 or more)	1,351	1,347	1,793	.3	(24.7)
Other time deposits	4,757	2,713	2,233	75.3	113.0
Total deposits	$145,666	$144,229	$151,005	1.0%	(3.5)%

Cost of total deposits	.51%	.16%	.04%	N/A	N/A

N/A = Not Applicable

    Average deposits totaled $145.7 billion for the fourth quarter of 2022, a decrease of $5.3 billion compared to the year-ago quarter. The decrease reflects declines in non-operating commercial deposit balances and retail balances.

Compared to the third quarter of 2022, average deposits increased by $1.4 billion, reflecting higher commercial balances, and a shift in mix from noninterest-bearing to interest-bearing balances, partly offset by declines in retail balances.

ASSET QUALITY

Dollars in millions				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Net loan charge-offs	$41	$43	$19	(4.7)%	115.8%
Net loan charge-offs to average total loans	.14%	.15%	.08%	N/A	N/A
Nonperforming loans at period end	$387	$390	$454	(.8)	(14.8)
Nonperforming assets at period end	420	419	489	.2	(14.1)
Allowance for loan and lease losses	1,337	1,144	1,061	16.9	26.0
Allowance for credit losses	1,562	1,338	1,221	16.7	27.9
Provision for credit losses	265	109	4	143.1	N/M

Allowance for loan and lease losses to nonperforming loans	345%	293%	234%	N/A	N/A
Allowance for credit losses to nonperforming loans	404	343	269	N/A	N/A

N/A = Not Applicable

    Key's provision for credit losses was $265 million, compared to $4 million in the fourth quarter of 2021 and provision of $109 million in the third quarter of 2022. The increase from prior periods primarily reflects the change in the economic outlook as well as growth in loans.

    Net loan charge-offs for the fourth quarter of 2022 totaled $41 million, or 0.14% of average total loans. These results compare to $19 million, or 0.08%, for the fourth quarter of 2021 and $43 million, or 0.15%, for the third quarter of 2022. Key’s allowance for credit losses was $1.6 billion, or 1.31% of total period-end loans at December 31, 2022, compared to 1.20% at December 31, 2021, and 1.15% at September 30, 2022.

    At December 31, 2022, Key’s nonperforming loans totaled $387 million, which represented 0.32% of period-end portfolio loans. These results compare to 0.45% at December 31, 2021, and 0.34% at September 30, 2022. Nonperforming assets at December 31, 2022, totaled $420 million, and represented 0.35% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to 0.48% at December 31, 2021, and 0.36% at September 30, 2022.

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2022.

Capital Ratios

	12/31/2022	9/30/2022	12/31/2021
Common Equity Tier 1 (a)	9.1%	9.1%	9.5%
Tier 1 risk-based capital (a)	10.6	10.7	10.8
Total risk-based capital (a)	12.8	12.7	12.5
Tangible common equity to tangible assets (b)	4.4	4.3	6.9
Leverage (a)	8.9	8.9	8.5

(a)December 31, 2022 ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.
(b)The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

Key's capital position remained strong in the fourth quarter of 2022. As shown in the preceding table, at December 31, 2022, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.1% and 10.6%, respectively. Key's tangible common equity ratio increased ten basis points to 4.4% at December 31, 2022.

    Key elected the CECL phase-in option provided by regulatory guidance which delayed for two years the estimated impact of CECL on regulatory capital and phases it in over three years beginning in 2022. Effective for the first quarter 2022, Key is now in the three-year transition period. On a fully phased-in basis, Key's Common Equity Tier 1 ratio would be reduced by 12 basis points.

Summary of Changes in Common Shares Outstanding

In thousands				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Shares outstanding at beginning of period	932,938	932,643	930,544	—%	.3%
Open market repurchases, repurchases under the accelerated repurchase program, and return of shares under employee compensation plans	(2)	(3)	(2,482)	(33.3)	(99.9)
Shares issued under employee compensation plans (net of cancellations)	389	298	788	30.5	(50.6)
Shares outstanding at end of period	933,325	932,938	928,850	—%	.5%

    During the fourth quarter of 2022, Key declared a dividend of $.205 per common share, representing a 5% increase from the prior quarter. In the third quarter of 2022, the KeyCorp Board of Directors approved an extension of the remaining $790 million existing share repurchase authorization through the third quarter of 2023.

LINE OF BUSINESS RESULTS

    The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Major Business Segments

Dollars in millions				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Revenue from continuing operations (TE)
Consumer Bank	$900	$891	$839	1.0%	7.3%
Commercial Bank	928	889	1,027	4.4	(9.6)
Other (a)	70	106	81	(34.0)	(13.6)
Total	$1,898	$1,886	$1,947	.6%	(2.5)%

Income (loss) from continuing operations attributable to Key
Consumer Bank	$73	$142	$161	(48.6)%	(54.7)%
Commercial Bank	250	295	448	(15.3)	(44.2)
Other (a)	71	103	18	(31.1)	294.4
Total	$394	$540	$627	(27.0)%	(37.2)%

(a)Other includes other segments that consists of corporate treasury, our principal investing unit, and various exit portfolios as well as reconciling items which primarily represents the unallocated portion of nonearning assets of corporate support functions. Charges related to the funding of these assets are part of net interest income and are allocated to the business segments through noninterest expense. Reconciling items also includes intercompany eliminations and certain items that are not allocated to the business segments because they do not reflect their normal operations.
TE = Taxable Equivalent

Consumer Bank

Dollars in millions				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Summary of operations
Net interest income (TE)	$674	$632	$570	6.6%	18.2%
Noninterest income	226	259	269	(12.7)	(16.0)
Total revenue (TE)	900	891	839	1.0	7.3
Provision for credit losses	105	37	14	183.8	650.0
Noninterest expense	699	667	613	4.8	14.0
Income (loss) before income taxes (TE)	96	187	212	(48.7)	(54.7)
Allocated income taxes (benefit) and TE adjustments	23	45	51	(48.9)	(54.9)
Net income (loss) attributable to Key	$73	$142	$161	(48.6)%	(54.7)%

Average balances
Loans and leases	$43,149	$42,568	$37,841	1.4%	14.0%
Total assets	46,214	45,638	41,072	1.3	12.5
Deposits	87,243	90,044	90,385	(3.1)	(3.5)

Assets under management at period end	$51,282	$47,846	$55,806	7.2%	(8.1)%

TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Additional Consumer Bank Data

Dollars in millions				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Noninterest income
Trust and investment services income	$97	$99	$107	(2.0)%	(9.3)%
Service charges on deposit accounts	40	56	55	(28.6)	(27.3)
Cards and payments income	62	64	64	(3.1)	(3.1)
Consumer mortgage income	9	13	26	(30.8)	(65.4)
Other noninterest income	18	27	17	(33.3)	5.9
Total noninterest income	$226	$259	$269	(12.7)%	(16.0)%

Average deposit balances
NOW and money market deposit accounts	$54,650	$56,696	$57,242	(3.6)%	(4.5)%
Savings deposits	7,439	7,556	6,951	(1.5)	7.0
Certificates of deposit ($100,000 or more)	1,227	1,238	1,669	(.9)	(26.5)
Other time deposits	1,763	1,838	2,228	(4.1)	(20.9)
Noninterest-bearing deposits	22,164	22,716	22,295	(2.4)	(.6)
Total deposits	$87,243	$90,044	$90,385	(3.1)%	(3.5)%

Other data
Branches	972	976	999
Automated teller machines	1,265	1,270	1,317

Consumer Bank Summary of Operations (4Q22 vs. 4Q21)
•Key's Consumer Bank recorded net income attributable to Key of $73 million for the fourth quarter of 2022, compared to $161 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $104 million, or 18.2%, compared to the fourth quarter of 2021, driven by higher earning assets and interest rates
•Average loans and leases increased $5.3 billion, or 14.0%, from the fourth quarter of 2021, driven by loan growth in consumer mortgage and Laurel Road, partly offset by a decline in home equity loans
•Average deposits decreased $3.1 billion, or 3.5%, from the fourth quarter of 2021, driven by lower retail deposits
•Provision for credit losses increased $91 million compared to the fourth quarter of 2021, due to an increase in the provision in the current quarter, reflecting the change in the economic outlook, as well as growth in the consumer loan portfolio
•Noninterest income decreased $43 million from the year-ago quarter, driven by lower consumer mortgage income, reflecting lower saleable volume and gain on sale margins, lower service charges on deposit accounts reflecting a planned reduction in overdraft and non sufficient funds fees, and a decline in trust and investment services, reflecting lower equity markets
•Noninterest expense increased $86 million, or 14.0%, from the year-ago quarter, primarily driven by continued investments in technology and cybersecurity capabilities

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Commercial Bank

Dollars in millions				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Summary of operations
Net interest income (TE)	$521	$495	$415	5.3%	25.5%
Noninterest income	407	394	612	3.3	(33.5)
Total revenue (TE)	928	889	1027	4.4	(9.6)
Provision for credit losses	165	74	(12)	123.0	N/M
Noninterest expense	460	450	501	2.2	(8.2)
Income (loss) before income taxes (TE)	303	365	538	(17.0)	(43.7)
Allocated income taxes and TE adjustments	53	70	90	(24.3)	(41.1)
Net income (loss) attributable to Key	$250	$295	$448	(15.3)%	(44.2)%

Average balances
Loans and leases	$74,100	$71,464	$61,078	3.7%	21.3%
Loans held for sale	1,377	1,036	1,962	32.9	(29.8)
Total assets	84,614	81,898	71,581	3.3	18.2
Deposits	54,385	52,272	59,423	4.0%	(8.5)%

TE = Taxable Equivalent

Additional Commercial Bank Data

Dollars in millions				Change 4Q22 vs.
	4Q22	3Q22	4Q21	3Q22	4Q21
Noninterest income
Trust and investment services income	$30	$29	$29	3.4%	3.4%
Investment banking and debt placement fees	172	153	322	12.4	(46.6)
Operating lease income and other leasing gains	23	19	36	21.1	(36.1)

Corporate services income	81	89	68	(9.0)	19.1
Service charges on deposit accounts	30	36	34	(16.7)	(11.8)
Cards and payments income	19	19	26	—	(26.9)
Payments and services income	130	144	128	(9.7)	1.6

Commercial mortgage servicing fees	41	44	47	(6.8)	(12.8)
Other noninterest income	11	5	50	120.0	(78.0)
Total noninterest income	$407	$394	$612	3.3%	(33.5)%

Commercial Bank Summary of Operations (4Q22 vs. 4Q21)
•Key's Commercial Bank recorded net income attributable to Key of $250 million for the fourth quarter of 2022 compared to $448 million for the year-ago quarter
•Taxable-equivalent net interest income increased by $106 million, or 25.5%, compared to the fourth quarter of 2021, reflecting growth in commercial and industrial loans and commercial real estate loans, as well as higher interest rates
•Average loan and lease balances increased $13.0 billion, or 21.3%, compared to the fourth quarter of 2021, due to growth in commercial and industrial loans and commercial mortgage real estate loans
•Average deposit balances decreased $5.0 billion compared to the fourth quarter of 2021, driven by a decline in non-operating deposits
•Provision for credit losses increased $177 million compared to the fourth quarter of 2021, due to an increase in the provision in the current quarter, primarily reflecting the change in the economic outlook, as well as growth in the commercial loan portfolio and a reserve release in the year-ago period as uncertainty caused by the pandemic subsided
•Noninterest income decreased $205 million from the year-ago quarter, primarily driven by lower investment banking and debt placement fees and market-related gains in the year-ago period, partially offset by an increase in corporate services income primarily reflecting higher derivatives income
•Noninterest expense decreased $41 million from the fourth quarter of 2021, primarily driven by lower incentive compensation and lower operating lease expense

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

*******************************************

KeyCorp's roots trace back nearly 200 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $189.8 billion at December 31, 2022.

Key provides deposit, lending, cash management, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of approximately 1,000 branches and approximately 1,300 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Susan Donlan
216.689.0520	216.471.3133
Vernon_Patterson@KeyBank.com	Susan_E_Donlan@KeyBank.com

Adrienne Atkinson	Beth Strauss
216.689.4030	216.471.2787
Adrienne.Atkinson@key.com	Beth_A_Strauss@KeyBank.com

Halle A. Nichols	Twitter: @keybank
216.471.2184
Halle_A_Nichols@KeyBank.com

INVESTOR RELATIONS:	KEY MEDIA NEWSROOM:
www.key.com/ir	www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2021, as well as in KeyCorp’s subsequent SEC filings, all of which have been or will be filed with the Securities and Exchange Commission (the “SEC”) and are or will be available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others, deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a worsening of the U.S. economy due to financial, political, or other shocks, the extensive regulation of the U.S. financial services industry, and the impact of changes in the interest rate environment. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 10:00 a.m. ET, on January 19, 2023. A replay of the call will be available through January 28, 2023.
For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

KeyCorp
Fourth Quarter 2022
Financial Supplement

Page
12	Financial Highlights
14	GAAP to Non-GAAP Reconciliation
16	Consolidated Balance Sheets
17	Consolidated Statements of Income
18	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Summary of Loan and Lease Loss Experience From Continuing Operations
23	Asset Quality Statistics From Continuing Operations
23	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
23	Summary of Changes in Nonperforming Loans From Continuing Operations
24	Line of Business Results

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Financial Highlights
(Dollars in millions, except per share amounts)
	Three months ended
	12/31/2022	9/30/2022	12/31/2021
Summary of operations
Net interest income (TE)	$1,227	$1,203	$1,038
Noninterest income	671	683	909
Total revenue (TE)	1,898	1,886	1,947
Provision for credit losses	265	109	4
Noninterest expense	1,156	1,106	1,170
Income (loss) from continuing operations attributable to Key	394	540	627
Income (loss) from discontinued operations, net of taxes	—	2	2
Net income (loss) attributable to Key	394	542	629

Income (loss) from continuing operations attributable to Key common shareholders	356	513	601
Income (loss) from discontinued operations, net of taxes	—	2	2
Net income (loss) attributable to Key common shareholders	356	515	603

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.55	$.65
Income (loss) from discontinued operations, net of taxes	—	—	—
Net income (loss) attributable to Key common shareholders (a)	.38	.55	.65

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.38	.55	.64
Income (loss) from discontinued operations, net of taxes — assuming dilution	—	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	.38	.55	.64

Cash dividends declared	.205	.195	.195
Book value at period end	11.79	11.62	16.76
Tangible book value at period end	8.75	8.56	13.72
Market price at period end	17.42	16.02	23.13

Performance ratios
From continuing operations:
Return on average total assets	.83%	1.14%	1.34%
Return on average common equity	13.24	16.33	15.31
Return on average tangible common equity (b)	18.07	21.19	18.69
Net interest margin (TE)	2.73	2.74	2.44
Cash efficiency ratio (b)	60.3	58.0	59.4

From consolidated operations:
Return on average total assets	.82%	1.14%	1.35%
Return on average common equity	13.24	16.39	15.36
Return on average tangible common equity (b)	18.07	21.28	18.75
Net interest margin (TE)	2.73	2.73	2.44
Loan to deposit (c)	84.7	81.3	68.9

Capital ratios at period end
Key shareholders’ equity to assets	7.1%	7.0%	9.4%
Key common shareholders’ equity to assets	5.8	5.7	8.4
Tangible common equity to tangible assets (b)	4.4	4.3	6.9
Common Equity Tier 1 (d)	9.1	9.1	9.5
Tier 1 risk-based capital (d)	10.6	10.7	10.8
Total risk-based capital (d)	12.8	12.7	12.5
Leverage (d)	8.9	8.9	8.5

Asset quality — from continuing operations
Net loan charge-offs	$41	$43	$19
Net loan charge-offs to average loans	.14%	.15%	.08%
Allowance for loan and lease losses	$1,337	$1,144	$1,061
Allowance for credit losses	1,562	1,338	1,221
Allowance for loan and lease losses to period-end loans	1.12%	.98%	1.04%
Allowance for credit losses to period-end loans	1.31	1.15	1.20
Allowance for loan and lease losses to nonperforming loans	345	293	234
Allowance for credit losses to nonperforming loans	404	343	269
Nonperforming loans at period-end	$387	$390	$454
Nonperforming assets at period-end	420	419	489
Nonperforming loans to period-end portfolio loans	.32%	.34%	.45%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.35	.36	.48

Trust assets
Assets under management	$51,282	$47,846	$55,806

Other data
Average full-time equivalent employees	18,210	17,907	16,797
Branches	972	976	999
Taxable-equivalent adjustment	$7	$7	$5

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Financial Highlights (continued)
(Dollars in millions, except per share amounts)
	Twelve months ended
	12/31/2022	12/31/2021
Summary of operations
Net interest income (TE)	$4,554	$4,098
Noninterest income	2,718	3,194
Total revenue (TE)	7,272	7,292
Provision for credit losses	502	(418)
Noninterest expense	4,410	4,429
Income (loss) from continuing operations attributable to Key	1,911	2,612
Income (loss) from discontinued operations, net of taxes	6	13
Net income (loss) attributable to Key	1,917	2,625

Income (loss) from continuing operations attributable to Key common shareholders	1,793	2,506
Income (loss) from discontinued operations, net of taxes	6	13
Net income (loss) attributable to Key common shareholders	1,799	2,519

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$1.94	$2.64
Income (loss) from discontinued operations, net of taxes	.01	.01
Net income (loss) attributable to Key common shareholders (a)	1.94	2.65

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	1.92	2.62
Income (loss) from discontinued operations, net of taxes — assuming dilution	.01	.01
Net income (loss) attributable to Key common shareholders — assuming dilution (a)	1.93	2.63

Cash dividends paid	.79	.75

Performance ratios
From continuing operations:
Return on average total assets	1.03%	1.46%
Return on average common equity	14.21	15.90
Return on average tangible common equity (b)	18.34	19.37
Net interest margin (TE)	2.64	2.50
Cash efficiency ratio (b)	60.0	59.9

From consolidated operations:
Return on average total assets	1.03%	1.46%
Return on average common equity	14.26	15.98
Return on average tangible common equity (b)	18.40	19.47
Net interest margin (TE)	2.63	2.50

Asset quality — from continuing operations
Net loan charge-offs	$161	$184
Net loan charge-offs to average total loans	.14%	.18%

Other data
Average full-time equivalent employees	17,660	16,974

Taxable-equivalent adjustment	$27	$27
(a)Earnings per share may not foot due to rounding.
(b)The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(c)Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits.
(d)December 31, 2022, ratio is estimated and reflects Key's election to adopt the CECL optional transition provision.

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

GAAP to Non-GAAP Reconciliations
(Dollars in millions)
The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “pre-provision net revenue," and “cash efficiency ratio."

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended			Twelve months ended
	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Tangible common equity to tangible assets at period-end
Key shareholders’ equity (GAAP)	$13,454	$13,290	$17,423
Less: Intangible assets (a)	2,844	2,856	2,820
Preferred Stock (b)	2,446	2,446	1,856
Tangible common equity (non-GAAP)	$8,164	$7,988	$12,747
Total assets (GAAP)	$189,813	$190,051	$186,346
Less: Intangible assets (a)	2,844	2,856	2,820
Tangible assets (non-GAAP)	$186,969	$187,195	$183,526
Tangible common equity to tangible assets ratio (non-GAAP)	4.37%	4.27%	6.95%
Pre-provision net revenue
Net interest income (GAAP)	$1,220	$1,196	$1,033	$4,527	$4,071
Plus: Taxable-equivalent adjustment	7	7	5	27	27
Noninterest income	671	683	909	2,718	3,194
Less: Noninterest expense	1,156	1,106	1,170	4,410	4,429
Pre-provision net revenue from continuing operations (non-GAAP)	$742	$780	$777	$2,862	$2,863
Average tangible common equity
Average Key shareholders' equity (GAAP)	$13,168	$14,614	$17,471	$14,730	$17,665
Less: Intangible assets (average) (c)	2,851	2,863	2,814	2,839	2,829
Preferred stock (average)	2,500	2,148	1,900	2,114	1,900
Average tangible common equity (non-GAAP)	$7,817	$9,603	$12,757	$9,777	$12,936
Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$356	$513	$601	$1,793	$2,506
Average tangible common equity (non-GAAP)	7,817	9,603	12,757	9,777	12,936

Return on average tangible common equity from continuing operations (non-GAAP)	18.07%	21.19%	18.69%	18.34%	19.37%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$356	$515	$603	$1,799	$2,519
Average tangible common equity (non-GAAP)	7,817	9,603	12,757	9,777	12,936

Return on average tangible common equity consolidated (non-GAAP)	18.07%	21.28%	18.75%	18.40%	19.47%

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

GAAP to Non-GAAP Reconciliations (continued)
(Dollars in millions)
	Three months ended			Twelve months ended
	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Cash efficiency ratio
Noninterest expense (GAAP)	$1,156	$1,106	$1,170	$4,410	$4,429
Less: Intangible asset amortization	12	12	14	47	58
Adjusted noninterest expense (non-GAAP)	$1,144	$1,094	$1,156	$4,363	$4,371

Net interest income (GAAP)	$1,220	$1,196	$1,033	$4,527	$4,071
Plus: Taxable-equivalent adjustment	7	7	5	27	27
Noninterest income	671	683	909	2,718	3,194
Total taxable-equivalent revenue (non-GAAP)	$1,898	$1,886	$1,947	$7,272	$7,292

Cash efficiency ratio (non-GAAP)	60.3%	58.0%	59.4%	60.0%	59.9%

(a)For the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, intangible assets exclude $2 million, $2 million, and $3 million, respectively, of period-end purchased credit card receivables.
(b)Net of capital surplus.
(c)For the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, average intangible assets exclude $2 million, $2 million, and $3 million, respectively, of average purchased credit card receivables. For the twelve months ended December 31, 2022, and December 31, 2021, average intangible assets exclude $2 million, and $4 million, respectively, of average purchased credit card receivables.
GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Consolidated Balance Sheets
(Dollars in millions)

	12/31/2022	9/30/2022	12/31/2021
Assets
Loans	$119,394	$116,191	$101,854
Loans held for sale	963	1,048	2,729
Securities available for sale	39,117	40,000	45,364
Held-to-maturity securities	8,710	8,163	7,539
Trading account assets	829	1,068	701
Short-term investments	2,432	4,896	11,010
Other investments	1,308	1,272	639
Total earning assets	172,753	172,638	169,836
Allowance for loan and lease losses	(1,337)	(1,144)	(1,061)
Cash and due from banks	887	717	913
Premises and equipment	636	629	681
Goodwill	2,752	2,752	2,693
Other intangible assets	94	106	130
Corporate-owned life insurance	4,369	4,351	4,327
Accrued income and other assets	9,223	9,535	8,265
Discontinued assets	436	467	562
Total assets	$189,813	$190,051	$186,346

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$86,707	$84,168	$89,207
Savings deposits	7,681	7,860	7,503
Certificates of deposit ($100,000 or more)	1,708	1,269	1,705
Other time deposits	5,665	4,578	2,153
Total interest-bearing deposits	101,761	97,875	100,568
Noninterest-bearing deposits	40,834	46,980	52,004
Total deposits	142,595	144,855	152,572
Federal funds purchased and securities sold under repurchase agreements	4,077	4,224	173
Bank notes and other short-term borrowings	5,386	4,576	588
Accrued expense and other liabilities	4,994	4,849	3,548
Long-term debt	19,307	18,257	12,042
Total liabilities	176,359	176,761	168,923

Equity
Preferred stock	2,500	2,500	1,900
Common shares	1,257	1,257	1,257
Capital surplus	6,286	6,257	6,278
Retained earnings	15,616	15,450	14,553
Treasury stock, at cost	(5,910)	(5,917)	(5,979)
Accumulated other comprehensive income (loss)	(6,295)	(6,257)	(586)
Key shareholders’ equity	13,454	13,290	17,423
Total liabilities and equity	$189,813	$190,051	$186,346

Common shares outstanding (000)	933,325	932,938	928,850

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Consolidated Statements of Income
(Dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Interest income
Loans	$1,347	$1,134	$873	$4,241	$3,532
Loans held for sale	20	14	15	56	50
Securities available for sale	195	196	148	752	546
Held-to-maturity securities	64	55	52	213	185
Trading account assets	10	8	5	31	19
Short-term investments	48	32	8	97	28
Other investments	11	5	2	22	7
Total interest income	1,695	1,444	1,103	5,412	4,367
Interest expense
Deposits	186	59	15	279	67
Federal funds purchased and securities sold under repurchase agreements	16	19	—	41	—
Bank notes and other short-term borrowings	54	24	2	90	8
Long-term debt	219	146	53	475	221
Total interest expense	475	248	70	885	296
Net interest income	1,220	1,196	1,033	4,527	4,071
Provision for credit losses	265	109	4	502	(418)
Net interest income after provision for credit losses	955	1,087	1,029	4,025	4,489
Noninterest income
Trust and investment services income	126	127	135	526	530
Investment banking and debt placement fees	172	154	323	638	937
Service charges on deposit accounts	71	92	90	350	337
Operating lease income and other leasing gains	24	19	37	103	148
Corporate services income	89	96	76	372	288
Cards and payments income	85	91	86	341	415
Corporate-owned life insurance income	33	33	34	132	128
Consumer mortgage income	9	14	25	58	131
Commercial mortgage servicing fees	42	44	48	167	160
Other income	20	13	55	31	120
Total noninterest income	671	683	909	2,718	3,194
Noninterest expense
Personnel	674	655	674	2,566	2,561
Net occupancy	72	72	75	295	300
Computer processing	82	77	73	314	284
Business services and professional fees	60	47	70	212	227
Equipment	20	23	25	92	100
Operating lease expense	22	24	31	101	126
Marketing	31	30	37	123	126
Other expense	195	178	185	707	705
Total noninterest expense	1,156	1,106	1,170	4,410	4,429
Income (loss) from continuing operations before income taxes	470	664	768	2,333	3,254
Income taxes	76	124	141	422	642
Income (loss) from continuing operations	394	540	627	1,911	2,612
Income (loss) from discontinued operations, net of taxes	—	2	2	6	13
Net income (loss)	394	542	629	1,917	2,625
Net income (loss) attributable to Key	$394	$542	$629	$1,917	2,625

Income (loss) from continuing operations attributable to Key common shareholders	$356	$513	$601	$1,793	$2506
Net income (loss) attributable to Key common shareholders	356	515	603	1,799	2519
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.55	$.65	$1.94	$2.64
Income (loss) from discontinued operations, net of taxes	—	—	—	0.01	.01
Net income (loss) attributable to Key common shareholders (a)	.38	.55	.65	1.94	2.65
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.38	$.55	$.64	$1.92	$2.62
Income (loss) from discontinued operations, net of taxes	—	—	—	0.01	.01
Net income (loss) attributable to Key common shareholders (a)	.38	.55	.64	1.93	2.63

Cash dividends declared per common share	$.205	$.195	$.195	$.790	$.750

Weighted-average common shares outstanding (000)	924,974	924,594	922,970	924,363	947,065
Effect of common share options and other stock awards	8,750	7,861	11,758	8,696	10,349
Weighted-average common shares and potential common shares outstanding (000) (b)	933,724	932,455	934,729	933,059	957,414
(a)Earnings per share may not foot due to rounding.
(b)Assumes conversion of common share options and other stock awards, as applicable.

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Fourth Quarter 2022			Third Quarter 2022			Fourth Quarter 2021
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$58,212	$712	4.85%	$56,151	$578	4.09%	$49,510	$447	3.58%
Real estate — commercial mortgage	16,445	208	5.01	16,002	168	4.18	13,671	121	3.51
Real estate — construction	2,450	35	5.70	2,306	27	4.58	2,119	19	3.50
Commercial lease financing	3,825	26	2.71	3,892	25	2.58	3,953	26	2.57
Total commercial loans	80,932	981	4.81	78,351	798	4.05	69,253	613	3.51
Real estate — residential mortgage	21,128	164	3.11	20,256	152	3.00	15,017	102	2.72
Home equity loans	7,890	103	5.18	8,024	91	4.51	8,603	79	3.64
Consumer direct loans	6,713	75	4.45	6,766	72	4.25	5,509	60	4.33
Credit cards	993	31	12.61	969	28	11.63	941	24	10.13
Consumer indirect loans	46	—	—	52	—	—	74	—	—
Total consumer loans	36,770	373	4.05	36,067	343	3.80	30,144	265	3.49
Total loans	117,702	1,354	4.57	114,418	1,141	3.97	99,397	878	3.50
Loans held for sale	1,421	20	5.63	1,102	14	5.22	2,202	15	2.83
Securities available for sale (b), (e)	39,149	195	1.70	42,271	196	1.69	42,329	148	1.39
Held-to-maturity securities (b)	8,278	64	3.07	7,933	55	2.79	7,991	52	2.61
Trading account assets	863	10	4.57	841	8	3.65	853	5	2.48
Short-term investments	3,159	48	6.02	3,043	32	4.13	15,505	8.20
Other investments (e)	1,294	11	3.15	1054	5	1.78	634	2	1.15
Total earning assets	171,866	1,702	3.79	170,662	1,451	3.30	168,911	1,108	2.60
Allowance for loan and lease losses	(1,145)			(1,099)			(1,081)
Accrued income and other assets	18,421			18,629			17,133
Discontinued assets	447			478			574
Total assets	$189,589			$188,670			$185,537
Liabilities
NOW and money market deposit accounts	$85,798	$154.71%		$83,050	$50.24%		$88,110	$11.05%
Savings deposits	7,795	1.03		7,904	—	.01	7,375	—	.01
Certificates of deposit ($100,000 or more)	1,351	3.93		1,347	2.47		1,793	2.53
Other time deposits	4,757	28	2.33	2,713	7.97		2,233	2.21
Total interest-bearing deposits	99,701	186.74		95,014	59.25		99,511	15.06
Federal funds purchased and securities sold under repurchase agreements	1,752	16	3.52	3,562	19	2.10	230	—	.02
Bank notes and other short-term borrowings	5,420	54	3.94	3,725	24	2.53	789	2	1.45
Long-term debt (f), (g)	18,351	219	4.77	17,704	146	3.32	12,159	53	1.74
Total interest-bearing liabilities	125,224	475	1.50	120,005	248.82		112,689	70.25
Noninterest-bearing deposits	45,965			49,215			51,494
Accrued expense and other liabilities	4,785			4,358			3,309
Discontinued liabilities (g)	447			478			574
Total liabilities	$176,421			$174,056			$168,066
Equity
Key shareholders’ equity	$13,168			$14,614			$17,471
Noncontrolling interests	—			—			—
Total equity	13,168			14,614			17,471
Total liabilities and equity	$189,589			$188,670			$185,537
Interest rate spread (TE)			2.28%			2.48%			2.36%
Net interest income (TE) and net interest margin (TE)		$1,227	2.73%		$1,203	2.74%		$1,038	2.44%
TE adjustment (b)		7			7			5
Net interest income, GAAP basis		$1,220			$1,196			$1,033
(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $171 million, $162 million, and $141 million of assets from commercial credit cards for the three months ended December 31, 2022, September 30, 2022, and December 31, 2021, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(Dollars in millions)
	Twelve months ended December 31, 2022			Twelve months ended December 31, 2021
	Average		Yield/	Average		Yield/
	Balance	Interest (a)	Rate (a)	Balance	Interest (a)	Rate (a)
Assets
Loans: (b), (c)
Commercial and industrial (d)	$54,970	$2,148	3.91%	$50,931	$1,795	3.52%
Real estate — commercial mortgage	15,572	633	4.07	13,118	472	3.60
Real estate — construction	2,229	99	4.44	2,113	77	3.61
Commercial lease financing	3,869	98	2.54	4,019	114	2.84
Total commercial loans	76,640	2,978	3.89	70,181	2,458	3.50
Real estate — residential mortgage	19,036	559	2.94	12,252	348	2.84
Home equity loans	8,115	347	4.28	8,967	336	3.74
Consumer direct loans	6,490	277	4.27	5,105	233	4.56
Credit cards	959	107	11.23	925	94	10.11
Consumer indirect loans	62	—	—	2,839	90	3.19
Total consumer loans	34,662	1,290	3.72	30,088	1,101	3.66
Total loans	111,302	4,268	3.84	100,269	3,559	3.55
Loans held for sale	1,278	56	4.41	1,700	50	2.96
Securities available for sale (b), (e)	42,325	752	1.62	35,765	546	1.53
Held-to-maturity securities (b)	7,676	213	2.77	7,035	185	2.63
Trading account assets	850	31	3.61	820	19	2.35
Short-term investments	4,264	97	2.28	17,529	28.16
Other investments (e)	952	22	2.26	621	7	1.14
Total earning assets	168,647	5,439	3.15	163,739	4,394	2.69
Allowance for loan and lease losses	(1,101)			(1,340)
Accrued income and other assets	18,340			16,520
Discontinued assets	492			632
Total assets	$186,378			$179,551
Liabilities
NOW and money market deposit accounts	$85,673	$234.27%		$84,736	$41.05%
Savings deposits	7,798	1.01		6,893	1.02
Certificates of deposit ($100,000 or more)	1,455	8.56		2,135	16.72
Other time deposits	2,892	36	1.25	2,540	9.37
Total interest-bearing deposits	97,818	279.29		96,304	67.07
Federal funds purchased and securities sold under repurchase agreements	2,107	41	1.93	239	—	.02
Bank notes and other short-term borrowings	2,963	90	3.02	770	8	1.08
Long-term debt (f), (g)	14,915	475	3.19	12,391	221	1.79
Total interest-bearing liabilities	117,803	885.75		109,704	296.27
Noninterest-bearing deposits	49,044			48,731
Accrued expense and other liabilities	4,309			2,819
Discontinued liabilities (g)	492			632
Total liabilities	$171,648			$161,886
Equity
Key shareholders’ equity	$14,730			$17,665
Noncontrolling interests	—			—
Total equity	14,730			17,665
Total liabilities and equity	$186,378			$179,551
Interest rate spread (TE)			2.40%			2.42%
Net interest income (TE) and net interest margin (TE)		$4,554	2.64%		$4,098	2.50%
TE adjustment (b)		27			27
Net interest income, GAAP basis		$4,527			$4,071

(a)Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 21% for the twelve months ended December 31, 2022, and December 31, 2021.
(c)For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)Commercial and industrial average balances include $157 million and $134 million of assets from commercial credit cards for the twelve months ended December 31, 2022, and December 31, 2021, respectively.
(e)Yield is calculated on the basis of amortized cost.
(f)Rate calculation excludes basis adjustments related to fair value hedges.
(g)A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.
TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Noninterest Expense
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Personnel (a)	$674	$655	$674	$2,566	$2,561
Net occupancy	72	72	75	295	300
Computer processing	82	77	73	314	284
Business services and professional fees	60	47	70	212	227
Equipment	20	23	25	92	100
Operating lease expense	22	24	31	101	126
Marketing	31	30	37	123	126
Other expense	195	178	185	707	705
Total noninterest expense	$1,156	$1,106	$1,170	$4,410	$4,429
Average full-time equivalent employees (b)	18,210	17,907	16,797	17,660	16,974
(a)Additional detail provided in Personnel Expense table below.
(b)The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Salaries and contract labor	$407	$388	$342	$1,500	$1,311
Incentive and stock-based compensation	171	176	243	693	861
Employee benefits	94	89	89	363	388
Severance	2	2	—	10	1
Total personnel expense	$674	$655	$674	$2,566	$2,561

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Loan Composition
(Dollars in millions)

				Change 12/31/2022 vs.
	12/31/2022	9/30/2022	12/31/2021	9/30/2022	12/31/2021
Commercial and industrial (a)	$59,647	$56,971	$50,525	4.7%	18.1%
Commercial real estate:
Commercial mortgage	16,352	16,400	14,244	(.3)	14.8
Construction	2,530	2,349	1,996	7.7	26.8
Total commercial real estate loans	18,882	18,749	16,240	.7	16.3
Commercial lease financing (b)	3,936	3,877	4,071	1.5	(3.3)
Total commercial loans	82,465	79,597	70,836	3.6	16.4
Residential — prime loans:
Real estate — residential mortgage	21,401	20,838	15,756	2.7	35.8
Home equity loans	7,951	7,926	8,467	.3	(6.1)
Total residential — prime loans	29,352	28,764	24,223	2.0	21.2
Consumer direct loans	6,508	6,803	5,753	(4.3)	13.1
Credit cards	1,026	977	972	5.0	5.6
Consumer indirect loans	43	50	70	(14.0)	(38.6)
Total consumer loans	36,929	36,594	31,018	.9	19.1
Total loans (c), (d)	$119,394	$116,191	$101,854	2.8%	17.2%
(a)Loan balances include $172 million, $166 million, and $139 million of commercial credit card balances at December 31, 2022, September 30, 2022, and December 31, 2021, respectively.
(b)Commercial lease financing includes receivables held as collateral for a secured borrowing of $8 million, $10 million, and $16 million at December 31, 2022, September 30, 2022, and December 31, 2021, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)Total loans exclude loans of $434 million at December 31, 2022, $467 million at September 30, 2022, and $567 million at December 31, 2021, related to the discontinued operations of the education lending business.
(d)Accrued interest of $417 million, $274 million, and $198 million at December 31, 2022, September 30, 2022, and December 31, 2021, respectively, presented in "other assets" on the Consolidated Balance Sheets is excluded from the amortized cost basis disclosed in this table.

Loans Held for Sale Composition
(Dollars in millions)

				Change 12/31/2022 vs.
	12/31/2022	9/30/2022	12/31/2021	9/30/2022	12/31/2021
Commercial and industrial	$477	$292	$1,438	63.4%	(66.8)%
Real estate — commercial mortgage	427	693	1,010	(38.4)	(57.7)
Commercial lease financing	35	2	—	N/M	N/M
Real estate — residential mortgage	24	61	281	(60.7)	(91.5)
Total loans held for sale	$963	$1,048	$2,729	(8.1)%	(64.7)%

N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(Dollars in millions)

	4Q22	3Q22	2Q22	1Q22	4Q21
Balance at beginning of period	$1,048	$1,306	$1,170	$2,729	$1,805
New originations	3,158	2,157	2,837	2,724	5,704
Transfers from (to) held to maturity, net	(48)	—	(57)	—	(1)
Loan sales	(3,124)	(2,446)	(2,506)	(4,269)	(4,742)
Loan draws (payments), net	(71)	26	(133)	(12)	(12)
Valuation and other adjustments	—	5	(5)	(2)	(25)
Balance at end of period	$963	$1,048	$1,306	$1,170	$2,729

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Summary of Loan and Lease Loss Experience From Continuing Operations
(Dollars in millions)

	Three months ended			Twelve months ended
	12/31/2022	9/30/2022	12/31/2021	12/31/2022	12/31/2021
Average loans outstanding	$117,702	$114,418	$99,397	$111,302	$100,269
Allowance for loan and lease losses at the beginning of the period	1,144	1,099	1,084	1,061	1,626
Loans charged off:
Commercial and industrial	35	49	33	153	174

Real estate — commercial mortgage	13	3	1	23	40
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	13	3	1	23	40
Commercial lease financing	—	—	1	2	6
Total commercial loans	48	52	35	178	220
Real estate — residential mortgage	—	1	(1)	(2)	(2)
Home equity loans	—	—	2	1	9
Consumer direct loans	9	8	7	34	29
Credit cards	8	7	6	30	27
Consumer indirect loans	2	—	1	4	39
Total consumer loans	19	16	15	67	102
Total loans charged off	67	68	50	245	322
Recoveries:
Commercial and industrial	18	13	23	50	83

Real estate — commercial mortgage	1	2	1	5	9
Real estate — construction	—	—	—	1	—
Total commercial real estate loans	1	2	1	6	9
Commercial lease financing	2	1	—	4	7
Total commercial loans	21	16	24	60	99
Real estate — residential mortgage	3	1	1	5	3
Home equity loans	—	1	1	3	5
Consumer direct loans	1	4	2	8	8
Credit cards	1	2	2	6	8
Consumer indirect loans	—	1	1	2	15
Total consumer loans	5	9	7	24	39
Total recoveries	26	25	31	84	138
Net loan charge-offs	(41)	(43)	(19)	(161)	(184)
Provision (credit) for loan and lease losses	234	88	(4)	437	(381)
Allowance for loan and lease losses at end of period	$1,337	$1,144	$1,061	$1,337	$1,061

Liability for credit losses on lending-related commitments at beginning of period	194	173	152	160	197
Provision (credit) for losses on lending-related commitments	31	21	8	65	(37)
Liability for credit losses on lending-related commitments at end of period (a)	$225	$194	$160	$225	$160

Total allowance for credit losses at end of period	$1,562	$1,338	$1,221	$1,562	$1,221

Net loan charge-offs to average total loans	.14%	.15%	.08%	.14%	.18%
Allowance for loan and lease losses to period-end loans	1.12	.98	1.04	1.12	1.04
Allowance for credit losses to period-end loans	1.31	1.15	1.20	1.31	1.20
Allowance for loan and lease losses to nonperforming loans	345	293	234	345	234
Allowance for credit losses to nonperforming loans	404	343	269	404	269

Discontinued operations — education lending business:
Loans charged off	$2	$1	$1	$6	$4
Recoveries	—	1	—	2	2
Net loan charge-offs	$(2)	$—	$(1)	$(4)	$(2)
(a)Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Asset Quality Statistics From Continuing Operations
(Dollars in millions)
	4Q22	3Q22	2Q22	1Q22	4Q21
Net loan charge-offs	$41	$43	$44	$33	$19
Net loan charge-offs to average total loans	.14%	.15%	.16%	.13%	.08%
Allowance for loan and lease losses	$1,337	$1,144	$1,099	$1,105	$1,061
Allowance for credit losses (a)	1,562	1,338	1,272	1,271	1,221
Allowance for loan and lease losses to period-end loans	1.12%	.98%	.98%	1.04%	1.04%
Allowance for credit losses to period-end loans	1.31	1.15	1.13	1.19	1.20
Allowance for loan and lease losses to nonperforming loans	345	293	256	252	234
Allowance for credit losses to nonperforming loans	404	343	297	290	269
Nonperforming loans at period end	$387	$390	$429	$439	$454
Nonperforming assets at period end	420	419	463	467	489
Nonperforming loans to period-end portfolio loans	.32%	.34%	.38%	.41%	.45%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.35	.36	.41	.44	.48

(a)Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(Dollars in millions)
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
Commercial and industrial	$174	$169	$197	$186	$191

Real estate — commercial mortgage	21	34	35	40	44
Real estate — construction	—	—	—	—	—
Total commercial real estate loans	21	34	35	40	44
Commercial lease financing	1	2	2	3	4
Total commercial loans	196	205	234	229	239
Real estate — residential mortgage	77	66	67	73	72
Home equity loans	107	112	120	129	135
Consumer direct loans	3	3	3	4	4
Credit cards	3	3	3	3	3
Consumer indirect loans	1	1	2	1	1
Total consumer loans	191	185	195	210	215
Total nonperforming loans	387	390	429	439	454
OREO	13	12	9	8	8
Nonperforming loans held for sale	20	17	25	20	24
Other nonperforming assets	—	—	—	—	3
Total nonperforming assets	$420	$419	$463	$467	$489
Accruing loans past due 90 days or more	60	47	41	55	68
Accruing loans past due 30 through 89 days	180	187	137	122	165
Restructured loans — accruing and nonaccruing (a)	236	254	216	219	220
Restructured loans included in nonperforming loans (a)	118	134	94	98	99
Nonperforming assets from discontinued operations — education lending business	3	3	3	4	4
Nonperforming loans to period-end portfolio loans	.32%	.34%	.38%	.41%	.45%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.35	.36	.41	.44	.48
(a)Restructured loans (i.e., troubled debt restructuring) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

Summary of Changes in Nonperforming Loans From Continuing Operations
(Dollars in millions)
	4Q22	3Q22	2Q22	1Q22	4Q21
Balance at beginning of period	$390	$429	$439	$454	$554
Loans placed on nonaccrual status	113	80	118	87	116
Charge-offs	(67)	(68)	(59)	(50)	(51)
Loans sold	(4)	(3)	(8)	—	(38)
Payments	(22)	(29)	(35)	(27)	(68)
Transfers to OREO	(1)	(1)	(2)	(1)	(1)
Loans returned to accrual status	(22)	(18)	(24)	(24)	(58)
Balance at end of period	$387	$390	$429	$439	$454

KeyCorp Reports Fourth Quarter 2022 Profit
January 19, 2023

Line of Business Results
(Dollars in millions)

						Change 4Q22 vs.
	4Q22	3Q22	2Q22	1Q22	4Q21	3Q22	4Q21
Consumer Bank
Summary of operations
Total revenue (TE)	$900	$891	$824	$799	$839	1.0%	7.3%
Provision for credit losses	105	37	8	43	14	183.8	650.0
Noninterest expense	699	667	676	663	613	4.8	14.0
Net income (loss) attributable to Key	73	142	107	71	161	(48.6)	(54.7)
Average loans and leases	43,149	42,568	40,827	38,654	37,841	1.4	14.0
Average deposits	87,243	90,044	91,273	91,516	90,385	(3.1)	(3.5)
Net loan charge-offs	21	17	23	22	22	23.5	(4.5)
Net loan charge-offs to average total loans	.19%	.16%	.23%	.23%	.23%	18.8	(17.4)
Nonperforming assets at period end	$202	$195	$203	$217	$222	3.6	(9.0)
Return on average allocated equity	8.66%	16.20%	11.66%	8.02%	18.05%	(46.5)	(52.0)

Commercial Bank
Summary of operations
Total revenue (TE)	$928	$889	$842	$808	$1027	4.4%	(9.6)%
Provision for credit losses	165	74	37	41	(12)	123.0	N/M
Noninterest expense	460	450	410	413	501	2.2	(8.2)
Net income (loss) attributable to Key	250	295	317	284	448	(15.3)	(44.2)
Average loans and leases	74,100	71,464	67,825	64,684	61,078	3.7	21.3
Average loans held for sale	1,377	1,036	1,016	1,323	1,962	32.9	(29.8)
Average deposits	54,385	52,272	54,846	57,241	59,423	4.0	(8.5)
Net loan charge-offs	25	27	21	11	—	(7.4)	N/M
Net loan charge-offs to average total loans	.13%	.15%	.12%	.07%	—%	(13.3)	N/M
Nonperforming assets at period end	$218	$224	$260	$250	$267	(2.7)	(18.4)
Return on average allocated equity	10.40%	12.63%	14.26%	13.26%	20.94%	(17.7)	(50.3)
TE = Taxable Equivalent